Exhibit 99.2

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Report Full Year Fiscal 2021 Financial Results and Business Update on September 24, 2021

Vancouver, BC – September 17, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, will report financial results for the fiscal year ended June 30, 2021, on Friday, September 24, 2021.

Conference Call & Webcast*:

Friday, September 24, 2021, at 8:00 AM Pacific Time, 11:00 AM Eastern Time

US/CANADA Participant Toll-Free Dial-In Number: +1 (855) 605-1745

US/CANADA Participant International Dial-In Number: +1 (914) 987-7959

Conference ID: 9373618

Webcast: https://edge.media-server.com/mmc/p/ny89uo2r

 (*Webcast replay available for 90 days)

The Company’s full financial statements and related MD&A for the fiscal year ended June 30, 2021 will be available at www.inmedpharma.com, www.sedar.com and at www.sec.gov on September 24, 2021.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”) and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: reporting financial results for the fiscal year ended June 30, 2021on September 24, 2021; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol; and, leading the way in the clinical development of cannabinol.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.